Exhibit 99.1

Empire Global Corp. invests in PCI Compliant Payment Processing System

December 19, 2014

Venture provides unique loyalty benefits for Empire Global Corp. business

NEW YORK -- Empire Global Corp. (the company) (EMGL.OTCQB), a company focused on the acquisition and development of regulated online gaming operations, announced today that it has invested CDN$1 million in 2336414 Ontario Inc.

2336414 Ontario Inc. owns a carrier-class, PCI compliant transaction platform, delivering Visa prepaid card programs for social disbursements, corporate payroll replacement and cheque replacement. The platform operates on a proprietary mobile payment processing and management app which runs on all major smartphone devices. Among several other robust features, the system allows transfers from: Bank to Card; Card to Bank; Card to Card (Remittance);
Bill Payment; cash Load and Payroll Direct Deposit.

Integration of the payment solution in our network will incorporate many of these unique features as well as a specialized loyalty program designed specifically for Empire Global Corp markets and partners.

Forward Looking Statements
Information in this news release may contain statements about future expectations or plans of Empire Global Corp. that constitute forward-looking statements for purposes of the Safe Harbor Provisions under the Private Securities Litigation Reform Act of 1995.

Contacts:
Michele Ciavarella, B.Sc.
ceo.emgl@emglcorp.com
1-647-229-0136